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                                                                   Exhibit 10.16

                           STOCK RESTRICTION AGREEMENT

                            AMENDED OCTOBER 24, 2002

WHEREAS, a Stock Restriction Agreement (the "Agreement") was entered into between PerkinElmer, Inc. (the "Company") and _____________________ (the "Employee") dated January 16th 2002; and

WHEREAS, the Company and the Employee wish to amend the Agreement in accordance with Section 17 of the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. The next to last sentence of Section 1 is hereby amended to read as follows in its entirety:

      "The Employee may make an irrevocable election to exchange the Shares for an account balance under the Company's Deferred Compensation Plan denominated in units equal in value to the value of the Shares and distributable only in shares of Common Stock at a time designated by the Employee at the time of such election; such value shall be reduced to $.001 per share on the earlier of (a) the date the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, before the date the Purchase Option expires, or
(b) January 16, 2012.

2. Section 2(a)(6) is deleted so that the Purchase Option will not expire merely as a result of the passage of time.

3.    New Section 2(d) is added, which will read in its entirety as follows:

      "(d) The Purchase Option will automatically be exercised on January 16, 2012 if it has not already expired under the terms of the Agreement and the Employee is still then employed and shall be deemed to have given the notice described in Section 3(a) for all the Shares and the Employee shall tender the Shares to the Company in accordance with Section 3(b) within 10 days of January 16, 2012.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 24th of October, 2002.

                                          PerkinElmer, Inc.

                                          By:______________________________

                                          Employee

                                          _________________________________